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KPMG

4905 Tilghman Street                                    Telephone 610-391-6380
Allentown, PA 18104                                     Fax 610-398-2045



October 11, 1999


Mr. Keith D. Schneck
President and CEO
AM Communications, Inc.
100 Commerce Boulevard
Quakertown, PA 18951-2237


Dear Mr. Schneck:


This is to confirm that the client-auditor relationship between AM Communications, Inc. and KPMG LLP has ceased.


Very truly yours,



KPMG LLP



cc:  Chief Accountant
     Securities and Exchange Commission